SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2003

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12514	84-1246585

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Four Falls Corporate Center, Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (484) 530-1800

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBIT

(c)	EXHIBIT

99.1	Press Release dated June 3, 2003 regarding the National Association of Real Estate Investment Trusts (“NAREIT”) Institutional Investor Forum

     ITEM 9. REGULATION FD DISCLOSURE

The Company issued a press release on June 3, 2003 regarding the Company’s presentation at the NAREIT Institutional Investor Forum on June 3, 2003. The Company’s presentation materials have been posted on its web site at www.keystoneproperty.com. The Company has attached the press release as Exhibit 99.1 to this Current Report on Form 8-K.

This presentation contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, that could cause the actual results, performance or achievements of the Company to differ materially from those reflected in such forward-looking statements. Information contained in this presentation regarding current and future market conditions is based on the Company’s assessment of real estate markets as of this date and is subject to the uncertainties inherent in such an assessment. In particular, but not exclusively, national and regional economic conditions, the rate of new construction and how demand and supply in a given market will affect leasing activity, projected rents and the cost of lease renewals.

Note: the information in this report (including the exhibit) is being furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: June 3, 2003	By:	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter President and Chief Executive Officer

Date: June 3, 2003	By:	/s/ Timothy E. McKenna

Timothy E. McKenna Senior Vice President and Chief Financial Officer

Date: June 3, 2003	By:	/s/ J. Peter Lloyd

J. Peter Lloyd Vice President and Chief Accounting Officer

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